Consent of Independent Registered Public Accounting Firm

MainGate MLP Fund
(a series of MainGate Trust)
Memphis, Tennessee

We hereby consent to the incorporation by reference in the Prospectus of MainGate MLP Fund Class A, Class C, and Class I constituting a part of this Registration Statement, of our report, dated February 17, 2023, relating to the financial statements and financial highlights of MainGate MLP Fund appearing in the Fund’s Annual Report on Form N-CSR for the fiscal year ended November 30, 2022.

/s/ BDO USA, LLP

BDO USA, LLP
Memphis, Tennessee
March 31, 2023